                                                                   Exhibit 10.12

                              EXECUTIVE AGREEMENT


     THIS EXECUTIVE AGREEMENT, dated and effective as of September 13, 1995, is between The Cornerstone Investments Group, Inc., a Delaware corporation (the "Company"), Cinmar, Inc., an Ohio corporation and general partner of Cinmar Acquisition, LP ("New L.P."), and John A. O'Steen (the "Executive").

     WHEREAS, the Executive has become one of the founders of the Company and an investor in the Company; and

     WHEREAS, the Company believes that the Executive's services to the Company, and to the "Frontgate Business" (as defined in the First Amended and Restated Purchase Agreement of even date herewith by and between the Company, Cornerstone Holdings Group, Inc., Cinmar, L.P., Cinmar, Inc. and certain other parties (the "Purchase Agreement"), formerly operated by Cinmar L.P., will be critical to the respective success of each such organization; and

     WHEREAS, the Executive has indicated a willingness to assume the position of Executive Officer of the Company and of Cinmar, Inc. and the business entity now operating the "Frontgate Business";

     NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties agree as follows:

     1.   Duties. The Company hereby engages the Executive and the Executive
          ------
hereby accepts engagement by the Company as an Executive Officer, and Cinmar, Inc. hereby engages the Executive and the Executive hereby accepts engagement by Cinmar, Inc. as Chairman and Chief Executive Officer of Cinmar, Inc., the sole general partner of Cinmar Acquisition, LP, the wholly-owned limited partnership ("New L.P.") of the Company which will operate the "Frontgate Business" formerly operated by Cinmar, L.P., upon the terms and subject to the conditions set forth herein. The Executive shall be the primary executive officer of New L.P., or its successor, if any, and shall have primary authority over and, to the best of his abilities, be responsible for, the operation and management of New L.P., subject to review and approval of the Board of Directors of Cinmar, Inc. as is appropriate with respect to the customary authority of a chief executive officer. The Executive shall use such other titles and have such duties as shall be agreed upon between the Executive and the Company from time to time.

     The Executive shall also perform such other duties consistent with his position as an Executive Officer of the Company as shall be specified from time to time by the Board of Directors of the Company, provided Executive shall, in his discretion, be entitled to allocate at least 50% of his time to the Frontgate Business, and the balance, for other Cornerstone activities, and greater amounts of his time for shorter periods of time if reasonably required by the Frontgate Business.

     The Executive shall perform his duties on behalf of New L.P. and the Company on a substantially full-time basis, provided Executive shall be entitled to serve on the

Boards of Directors (or other governing bodies) of up to three (3) for profit organizations (provided no conflict of interest with the Company exists) and, with the consent of the Board of Directors, which shall not be unreasonably withheld or delayed, additional Boards of Directors (or similar governing bodies) of for profit organizations, and on the Boards of Directors (or similar governing bodies) of not for profit organizations. During the term of this Agreement, New L.P. (or its successor operating the Frontgate Business) shall maintain its principal executive offices in the Greater Cincinnati, Ohio area and Executive shall not be required to relocate from the Greater Cincinnati, Ohio area.

     2.   Term. The term of this Agreement commences on the effective date
          ----
hereof (the "Effective Date") and ends on that date five (5) years from the effective date hereof.

     3.   Management of New L.P. Cinmar, Inc. shall be governed by its separate
          ---------------------
Board of Directors or Management Board (the "Cinmar Board") consisting of five
(5) persons. The Executive shall serve upon the Cinmar Board until the earlier of the termination of this Executive Agreement or until the occurrence of a Triggering Event (as hereinafter defined). The initial Cinmar Board shall consist of Executive, Paul D. Tarvin, Donald J. Steiner, William T. End and
Mark Fasold. If a replacement is needed for any of Donald J. Steiner, William T. End or Mark Fasold, any successor designated by the Company shall be reasonably acceptable to Executive and Paul D. Tarvin. If a replacement is needed for Paul
D. Tarvin or John A. O'Steen then the successor to such person at New L.P. shall become a Member of the Cinmar Board. A "Triggering Event" is defined as (i) the public offering of shares of the Company's or any successor's stock, or (ii) the sale, lease, exchange or other transfer of substantially all of the stock or assets of the Company or any successor (including by merger or consolidation) other than to an entity whose ownership (directly or indirectly) is identical to the ownership of the Company immediately prior to such transaction. However, the term "Triggering Event" shall not include any event which occurs prior to the closing by the Company of the Financing(s) of its initial financing anticipated to occur on or about September 13, 1995.

     4.   Compensation: Benefits.
          ----------------------

          (a) Salary. For the term of his engagement under this Agreement, New
              ------
L.P. shall pay to the Executive an annual salary based upon the annual recommendation of the Board of Directors of the Company, but not less than $175,000 per year, payable in equal monthly installments, in advance ("Base Salary").

          (b) Bonus/Profit-Sharing Programs. Subject to approval of the Company
              -----------------------------
Board of Directors, the Executive, in conjunction with Paul D. Tarvin, may structure such bonus and profit sharing programs as the Executive may deem appropriate for New L.P. employees and officers, from time-to-time. The Executive may participate in such programs.

          (c) Options for Common Stock. The Company may, from time to time at
              ------------------------
the discretion of its Board of Directors, grant to the Executive certain options to purchase Common Stock of the Company (which may or may not qualify as Incentive

Stock Options pursuant to Section 422 of the Federal Internal Revenue Code of 1986, as amended). Any such options shall vest over a period of no longer than four (4) years.

          (d)  Benefits. The Company shall provide the Executive with the
               --------
following benefits during the term of this Agreement:

               (i) A reasonable amount of paid vacation each calendar as is customary for similarly situated executives in the Company's industry;

               (ii) Health, dental, accident disability and life insurance coverage under such policies or plans as the Company may maintain from time to time, provided that the Executive shall receive life insurance in the amount of not less than the initial annual Base Salary of the Executive; and provided further that the Executive shall be entitled to receive such insurance benefits that may be made available to other senior executive employees of the Company or its operating subsidiaries or affiliates from time to time; and

               (iii) Such other benefits and/or insurance that may be made generally available to other senior executive employees of the Company or its operating subsidiaries or affiliates from time to time, including reimbursement for continuing professional certification and education.

     5.   Termination.
          -----------

          (a)  Death. Death of the Executive shall terminate his engagement with
               -----
the Company and New L.P. After the death of the Executive, the Executive's estate or other successors in interest shall be entitled to receive any compensation and benefits earned by or accrued to the Executive and unpaid at the date of his death, whether pursuant to this Agreement or otherwise. In addition to such compensation and benefits, the Executive's estate shall receive an estate allowance equal to three (3) months' salary for burial and other costs associated with the Executive's death.

          (b)  Incapacity. If, during the term of this Agreement, the Executive
               ----------
is prevented from performing substantially all of his duties hereunder by reason of illness, physical or mental disability or other incapacity (collectively, "Incapacity") for a continuous period of one hundred and twenty (120) days, the Executive shall provide the Company and New L.P. with the written opinion of the Executive's health care provider with respect to the capacity or incapacity of the Executive under the terms of this Agreement if such opinion confirms the incapacity of the Executive, the Company and New L.P. may upon at least thirty
(30) days' written notice to the Executive terminate the Executive's employment. In the event that the Company has reasonable cause to doubt the written opinion of the Executive's health care provider, or has failed to receive any such opinion, then the Company may require, at its expense, that the Executive obtain the written opinion of a health care provider reasonably acceptable to the Company. If any opinion is uncontested, or if the two (2) opinions express substantially similar conclusions, the opinion or opinions shall be deemed conclusive for purposes of this Agreement. Otherwise, a third opinion may be obtained from a health care provider acceptable to both earlier health care providers, and such third opinion shall be conclusive under this Agreement. In the event of termination due to Incapacity, the Executive shall be entitled to any applicable insurance benefits provided by the Company and, during only the first year of such Incapacity, that portion of the Executive's Base Salary which, when added to such applicable insurance benefits, shall equal the Executive's annual adjusted Base Salary for such year. The Executive shall not be entitled to receive any further compensation or benefits hereunder, except compensation earned or accrued to the date of termination, whether pursuant to this Agreement or otherwise, and other benefits as required by law. For purposes hereof, a continuous period of Incapacity shall be deemed interrupted when the Executive returns to substantially full-time work for a continuous period of at least thirty (30) days.

          (c)  Special Termination Provisions
               ------------------------------

               (i) Other than as set forth elsewhere in this Section 5, during the term of this Agreement, the Executive's employment may be terminated by the Company and New L.P. only for Cause (as defined herein) as voted by two-thirds of all elected or appointed members of the Board of Directors of the Company, excluding the Executive (if he should so serve at such time). Only the following acts or omissions by the Executive shall be deemed to constitute Cause": (A) deliberate dishonesty detrimental to the best interests of the Company; (B) willful and substantial disloyalty involving conflict of interest or self-dealing to the Company; and (C) substantial and continuing willful failure to perform his duties and responsibilities as described herein, provided, however, in the case of (13) and (C) above only if such alleged conduct remains uncured thirty (30) days following receipt of written notice there of from the Company.

               (ii) Notwithstanding the foregoing, by vote of two-thirds of all elected or appointed members of the Board of Directors of the Company (excluding the Executive, if he should so serve at such time), the Executive's engagement may be terminated at any time without Cause, provided the Company may not terminate both Executive and Paul D. Tarvin without cause prior to December 31, 1998 (or such earlier date as all shares of Tracking Stock - Series I of the Company shall have been redeemed or converted into Common Stock of the Company), but (A) in the event such termination occurs after September 10, 1997, the Executive shall receive a single payment (less applicable withholding for taxes and similar such items) concurrent with such termination equal to one and one-half times the higher of: (i) the aggregate of the Executive's Base Salary, benefits and bonuses due and payable under this Agreement during the current calendar year, and (ii) the aggregate compensation, benefits and bonuses actually received by the Executive during the preceding calendar year, or (B) in the event such termination occurs on or before September 10, 1997, the Executive shall receive a single payment (less applicable withholding for taxes and similar such items) concurrent with such termination equal to the greater of:
(i) the balance of the aggregate Executive's Base Salary, benefits and bonuses which would be due and payable to Executive under this Agreement for the period beginning on the date of termination and ending on September 10, 1997, or (ii) the amount payable under Section 5(c)(ii)(A) above; provided that in connection with the calculation under Section 5(c)(ii)(A) above, if no "preceding calendar year" exists, no such calculation shall be made.

     6.   Indemnification. During and after the term of this Agreement, the
          ---------------
Company and New L.P. shall indemnify the Executive against all claims brought against him which arise in the course of his engagement by the Company, Cinmar, Inc. and New L.P. pursuant to this Agreement (except for claims which arise under this Agreement), including all costs, expenses and legal fees incurred by the Executive in connection with such claims, to the maximum extent permitted under the corporate laws of the State of Delaware. This Section 6 shall survive termination of this Agreement and the termination of the Executive's engagement, except a termination for Cause based upon the same, or substantially the same, facts as those on which the claim against the Executive is based and for which he seeks indemnification. Notwithstanding anything herein to the contrary, in the event of a willful breach of a material provision of this Agreement, the breaching party shall pay reasonable attorneys' fees and court costs (including, without limitation, all such fees, costs and expenses incident to appeals) of the non-breaching party incurred in any legal action or other proceeding brought for the enforcement of this Agreement. In the event that any of the directors or stockholders, acting singly or in concert, act, vote or otherwise cause the Company to willfully breach a material provision of this Agreement, the Executive may, at his option, deem himself to have been terminated without Cause as set forth in Section 5(c)(ii) in lieu of all other damages and remedies available at law, in equity or otherwise.

     7.   Expenses. The Executive shall be entitled to receive prompt
          --------
reimbursement by the Company or New L.P. for all reasonable expenses incurred by the Executive in the performance of his duties hereunder, provided that the Executive properly accounts therefor in accordance with the Company's or New L.P.'s then-existing policies and procedures.

     8.   Notices. All notices and other communications required or desired to
          -------
be given under the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or two days after deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid and addressed as follows:

      To the Company:    The Cornerstone Investments Group, Inc.
      or New L.P.        50 Rowes Wharf, Suite 420
                         Boston, MA 02110
                         Attention:  President

      With a Copy to:    Nicolas A. Kensington, Esq.
                         Rich, May, Bilodeau & Flaherty, P.C.
                         294 Washington Street
                         Boston, MA 02108-4675

      To the Executive:  John A. O'Steen
                         7950 Spooky Hollow Road
                         Cincinnati, OH 45242

or to such other address(es) as either party may from time to time notify the other party as provided herein.

     9.   Waiver of Breach. The waiver by either party of a breach of any
          ----------------
provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

     10.  Entire Agreement; Amendment.  This Agreement contains the entire
          ---------------------------
agreement between the parties with respect to the subject matter addressed herein and all prior discussions, understandings, negotiations and agreements are merged herein. This Agreement may not be changed orally but only by an agreement in writing signed by all of the parties hereto.

     11.  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Ohio and shall be enforced only in courts located in the State of Ohio. The parties hereby agree that such courts shall have venue and exclusive subject matter and personal jurisdiction, and consent to service of process by registered mail, return receipt requested, or by any other manner provided by law. During the period commencing September 1, 1995 and ending December 31, 1998 (or such earlier date as all shares of Tracking Stock - Series I of the Company shall have been redeemed or convened into Common Stock of the Company), this Agreement shall be deemed to be a Close Corporation Agreement of Cinmar, Inc. pursuant to Section 1701.591 of the Ohio Revised Code and shall be entered in the records of minutes of the proceedings of shareholders of Cinmar, Inc. The existence of this Agreement shall be noted conspicuously on each certificate for shares of Cinmar, Inc. The Company, as the sole shareholder of Cinmar, Inc., acknowledges and agrees that the Executive, by virtue of his holdings of Tracking Stock - Series I of the Company, has a substantial economic interest in the operation of Cinmar, Inc. and New L.P. and is an intended third party beneficiary of such Close Corporation Agreement. During the period commencing September 1, 1995 and ending December 31, 1998 (or such earlier date as all shares of Tracking Stock - Series I of the Company shall have been redeemed or converted into Common Stock of the Company), Executive shall be entitled to enforce the foregoing provisions regarding management of Cinmar, Inc. and such provisions may not be amended without Executive's consent.

     12.  Illegality. In case any one or more of the provisions of this
          ----------
Agreement should be adjudicated invalid, illegal or unenforceable in any respect the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     13.  Counterparts. This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument.

     14.  Arbitration In the event that any dispute should arise between the
          -----------
parties hereto as to the validity of this Agreement or as to the construction, enforcement or performance of this Agreement, such dispute, subject to the provisions of this Section 14, shall be settled by arbitration before a single arbitrator selected by the Cincinnati office of the American Arbitration Association, and conducted at Cincinnati, Ohio in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding on all parties thereto, and judgment upon any award entered in such proceeding may be entered in any court having jurisdiction thereof. If determined by the arbitrator to be appropriate, the unsuccessful party to such arbitration shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein by such successful party and such costs, expenses and attorneys' fees shall be included in and as part of such judgment or award. The determination of the arbitrator shall be conclusive on the matter of which party is successful for purposes hereof.

     15.  Noncompetition and Nondisclosure.  The Executive agrees that as a
          --------------------------------
condition of his engagement he will execute simultaneously herewith and be bound by the terms of a certain Noncompetition and Nondisclosure Agreement (the "Nondisclosure Agreement") in the form attached hereto as Exhibit A, the terms of which are incorporated herein by reference.

     16.  Binding Effect. All of the terms and provisions of this Agreement,
          --------------
whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assigns. Notwithstanding the foregoing, this Agreement is personal to the Executive, and he may not assign any of his rights or obligations hereunder.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the first above written.

     /s/ John A. O'Steen                   THE CORNERSTONE INVESTMENTS
     -------------------------
         John A. O'Steen                   GROUP, INC.

                                           By: /s/ Donald J. Steiner
                                               -------------------------------
                                                  Donald J. Steiner
                                                  Executive Officer and
                                                  Managing Director

                                           CINMAR, INC.,
                                           General Partner of
                                           Cinmar Acquisition, LP

                                           By: /s/ John A. O'Steen
                                               --------------------------------
                                           Its: Chairman & CEO